POWER OF ATTORNEY
               (FOR SEC FORM 3 / 4 / 5 FILINGS)


GRANTOR:            EDWARD L. PIERCE (CIK No.:  0001021465)

ATTORNEY-IN-FACT:   D. C. Toedt III    (CIK No.:  0001201936)
                    Vice President, General Counsel, and
Secretary
                    BindView Development Corporation (the
"Company")

1. I, the above-named grantor, hereby constitute and appoint the above-named individual (the "Attorney-in-Fact") as my attorney-in-fact to do the following:
  (a) execute on my behalf, in my capacity as an officer and/or director of the Company, Forms 3, 4, and 5 in accordance with
     Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;
(b) take any actions on my behalf that may be necessary or desirable to complete and execute any such Form 3, 4, or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
(c) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of the Attorney-in-
Fact, may be to my benefit, in my best interest, or legally required for me to do, it being understood that the documents executed by the Attorney-in-Fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the Attorney-in-Fact may approve in his discretion.
2. I grant to the Attorney-in-Fact full power and authority to take any action necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do myself if personally present.
3. I hereby ratify and confirm all that the Attorney-in-Fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
4. I acknowledge that the Attorney-in-Fact, in serving in such capacity at my request, is not assuming, nor is the Company assuming, any of my responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
5. This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4, and 5 with respect to my holdings of and transactions in securities issued by the Company, unless earlier revoked by me in a signed writing delivered to the Attorney-in-Fact.

                              Edward L. Pierce
                              Edward L. Pierce

                              1-23-04
                              Date signed